EXHIBIT 99.1

tronc, Inc. Reports Updated 2016 Full Year Guidance and Announces 2017 Full Year Guidance

Schedules Fourth Quarter 2016 Earnings Call on February 22, 2017

2016 Full Year Guidance Update:

  2016 Total Revenue Guidance updated to $1.61 billion from a range of $1.61 to $1.63 billion
  2016 Adjusted EBITDA Guidance updated to $180.5 million from a range of $172 to $177 million

2017 Full Year Guidance Announced:

  2017 Total Revenue Guidance at range of $1.570 to $1.600 billion
  2017 Adjusted EBITDA Guidance at a range of $185 to $195 million

Other 2016 Highlights:

  Preliminary Cash Balance for the year-end expected to total $198 million
  Preliminary Debt Balance for the year-end expected to total $371 million

CHICAGO, Jan. 30, 2017 (GLOBE NEWSWIRE) -- tronc, Inc. (NASDAQ:TRNC) today announced updated full year 2016 guidance for the year ended December 25, 2016, subject to the completion of the year-end audit.  The information included above is expected to be presented by the Company at the Noble Capital Markets’ Thirteenth Annual Investor Conference on Monday, January 30th at 10:30am Eastern Standard Time in Boca Raton, Florida.  To access the live conference webcast and view related materials, please visit investor.tronc.com.

The Company also announced that it will release fourth quarter 2016 results after the market closes on Wednesday, February 22, 2017.  The Company’s earnings conference call will be held at 4:00 p.m. CT on February 22.  To access the live webcast and view related materials, please visit investor.tronc.com.

Participants can dial 1-844-494-0195 in the U.S. or 1-508-637-5599 internationally at least 10 minutes prior to the scheduled start and enter Confirmation ID (passcode) of 62942705. The conference call will be “listen only” for participants other than tronc management and financial analysts.

The conference call will be available on-demand via the Investor Relations section of the Company’s website approximately one hour after conclusion of the call. The audio also will be available for one year on the Company’s website, and the replay via telephone will be available until March 1, 2017. To access the replay via telephone, dial 1-855-859-2056 in the U.S. or 1-404-537-3406 internationally, code 62942705.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding tronc’s financial guidance, this press release includes references to Adjusted EBITDA.  This is not a measure presented in accordance with generally accepted accounting principles in the United States (US GAAP) and tronc’s use of the term Adjusted EBITDA may vary from that of others in the Company’s industry.  Adjusted EBITDA should not be considered as an alternative to net income (loss), income from operations, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with US GAAP as measures of operating performance or liquidity.

Adjusted EBITDA is defined as net income before equity in earnings of unconsolidated affiliates, income taxes, loss on early debt extinguishment, interest expense, other (expense) income, realized gain (loss) on investments, stock-based compensation expense, reorganization items, restructuring charges, transaction expenses, depreciation and amortization, net income attributable to non-controlling interests, and certain unusual and non-recurring items (including spin-related costs). Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, and transaction-related costs), this measure provides investors with additional useful information to measure the company’s financial performance, particularly with respect to changes in performance from period to period. The Company's management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, is used as the basis for certain financial maintenance covenants that the Company is subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company's presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with GAAP to provide a more complete understanding of the trends affecting the business.

Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are:  they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt;  they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.

The Company does not provide a reconciliation of Adjusted EBITDA guidance for fiscal 2017 due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in the Company’s reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.  In addition, the Company does not provide a reconciliation of the updated Adjusted EBITDA guidance for fiscal 2016 to Net Income (Loss), the most directly comparable GAAP measure, because the Company’s review procedures related to certain potentially significant items necessary to calculate Net Income (Loss), which are excluded from the calculation of Adjusted EBITDA, such as the Company’s required goodwill and intangible asset valuation assessment, have not been completed.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding tronc's updated 2016 guidance, expected 2016 financial results, and 2017 guidance. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “continue,” “business outlook,” “estimate,” “outlook,” or similar expressions constitute forward-looking statements. Differences in tronc's actual results from those described in these forward-looking statements may result from actions taken by tronc as well as from risks and uncertainties beyond tronc’s control. These risks and uncertainties include changes in advertising demand, circulation levels and audience shares; competition and other economic conditions including fragmentation of the media landscape and competition from other media alternatives; our ability to develop and grow our online businesses; our reliance on revenue from printing and distributing third-party publications; our success in implementing expense mitigation efforts; changes in newsprint price; our ability to adapt to technological changes; our ability to protect our intellectual property  and other proprietary rights and prevent data breaches or cyberattacks; our reliance on third-party service providers for various services; adverse regulatory and judicial rulings or results from litigation; our ability to complete acquisitions or divestitures, realize the associated benefits or synergies, or operate our businesses effectively following acquisitions or divestitures; our success in managing growth in new markets; economic uncertainty and the impact on our business or changes to our business and operations which may result in goodwill and masthead impairment charges; our ability to satisfy pension and other postretirement employee benefit obligations; the effect of labor strikes, lockouts and labor negotiations; our ability to establish and maintain effective internal control over financial reporting; our ability to attract, integrate and retain our senior management team and employees; changes in accounting standards; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; macroeconomic trends and conditions; our ability to satisfy future capital and liquidity requirements; our indebtedness and ability to comply with debt covenants applicable to our debt facilities; concentration of stock ownership among our existing directors and principal stockholders whose interests may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including in Item 1A (Risk Factors) of its most recent Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q and in other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

The updated 2016 guidance and expected financial results included in this report reflect expected financial results that are preliminary and pending the completion of the Company’s financial closing and review procedures. As a result, there is a possibility that the Company’s final results will vary from the preliminary estimates and updated guidance and such differences could be material.

About tronc, Inc.
tronc, Inc. (NASDAQ:TRNC) is a media company rooted in award-winning journalism, which harnesses proprietary technology to present personalized, premium content to a global audience in real time.  tronc draws content from its vast media portfolio, where commitment to informing and inspiring communities has earned 92 Pulitzer Prizes and a monthly audience of 60 million.  From pixels to Pulitzers, tronc brands optimize content and create engaging experiences for audiences across all channels.  For more information, please visit www.tronc.com.

(TRNC-F)

CONTACT:
Investor Contact:
Kimbre Neidhart, 469-528-9366
kneidhart@tronc.com

Press Contact:
Dana Meyer, 312-222-3308
dmeyer@tronc.com